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                                                                   EXHIBIT 10.64

                         SUBORDINATION AND POSTPONEMENT

TO:               RoyNat Capital Inc.
                  40 King Street West
                  26th Floor
                  Toronto, Ontario

AND TO:           Chaiton & Chaiton LLP
                  185 Sheppard Avenue West
                  Toronto, Ontario
                  M2N 1M9

AND TO:           The Bank of Nova Scotia
                  40 King Street West
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 1H1

AND TO:           Cassels, Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario
                  M5H 3C2

RE:               RoyNat Capital Inc. and The Bank of Nova Scotia
                  (together, the "LENDERS")
                  Loans (the "LOANS") to Regal Greetings & Gifts Corporation (the "BORROWER")

WHEREAS:

1. The Borrower has granted various security interests in favour of the Lenders in all of its property, assets and undertaking pursuant to various security agreements, each as security for the payment and performance of all its present and future obligations of the Borrower to the Lenders (the "LENDERS' OBLIGATION"). The security documents delivered to the Lenders in respect of the Borrower's obligations to the Lenders are hereinafter, collectively, referred to as the "LENDERS' SECURITY".

2. In connection with the purchase of assets by the Borrower from MDC Corporation Inc. ("MDC") pursuant to a restated asset and share purchase agreement dated as of December 4, 2001, the Borrower has executed or will execute a promissory note in the face amount of $6,000,000 (a "NOTE") in favour of MDC and the Borrower has or may grant a security interest in favour of MDC in all or a portion of its property, assets and undertaking as security for payment and performance of its obligations under the Note (the "MDC COLLATERAL").

3. MDC has agreed to postpone all payments under the Note to the payment by the Borrower of all moneys payable to the Lenders under the Lenders' Security and to subordinate its security interest in the MDC Collateral in favour of the Lenders' Security to the extent of the balance of any indebtedness of the Borrower to the Lenders.

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       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MDC hereby represents, warrants, acknowledges and agrees with the Lenders as follows:

1.     The Borrower is indebted to MDC under the Note.

2. Except as permitted under Section 4 below, all claims of MDC in respect of the Note and interest heretofore accrued or hereafter accruing thereon are hereby postponed to the payment by the Borrower of all of the principal, interest and other moneys owing to the Lenders. All moneys received by MDC in respect of the Note otherwise than in accordance with the terms hereof without the prior written approval of the Lenders (given by both) shall be received in trust for the Lenders and forthwith upon receipt thereof shall be paid over to The Bank of Nova Scotia for the Lenders.

3. MDC hereby acknowledges and agrees that any and all security interests which it may now have or may hereafter acquire in and to the MDC Collateral are now and shall be hereafter postponed and subordinated in all respects to the Lenders' Security. For greater clarity, the postponement and subordination of security by MDC provided for herein shall continue to apply in all respects notwithstanding the exception made to the postponement of payment under the Note provided for in
       Section 4.

4. Notwithstanding the postponement of payments under the Note provided for in Section 2 above, provided the Borrower is not in default under its agreements with The Bank of Nova Scotia and/or RoyNat Capital Inc., and will not be in default after the payment described herein, the Borrower may make an annual cash payment of principal to MDC equal to 25% of the Borrower's Net Free Cash Flow on December 31st, 2004 and December 31, 2005, to be applied as a permanent reduction to the Note, subject to an aggregate maximum repayment to MDC in this manner of $2,000,000 (the "MDC CASH SWEEP"). This payment is to be made in addition to the payment of 25% of Net Free Cash Flow to be made to The Bank of Nova Scotia under its letter of commitment. "NET FREE CASH FLOW" is defined as the greater of
       (i) cash (including cash equivalents, and money market instruments, and having made all working capital adjustments) at December 31st in the applicable year, less scheduled principal payments on senior and subordinated debt for the next twelve month period and (ii) net income after taxes for the twelve month period ending December 31st plus depreciation, amortization and deferred income tax expense less scheduled principal payments on senior and subordinated debt for the next twelve month period less cash interest paid for the previous twelve month period, cash taxes paid for the previous twelve month period and capital expenditures incurred for the previous twelve month period. Net Free Cash Flow is to be calculated annually based upon the Borrower's preliminary December 31 year end financial statements (subject to further adjustment, as the Lenders deem necessary, on receipt of the final audited year-end financials, or if the fiscal year end is other than December 31 in any year, based on the December 31 financial statements on a review comment basis).

5. Prior to June 30, 2007, MDC shall not take any steps whatsoever to enforce the Note (other than its right, provided the Borrower is not in default under its agreements with The Bank of Nova Scotia and/or RoyNat Capital Inc., and will not be in default after payment, to the MDC Cash Sweep, which MDC is expressly entitled to enforce) or its security interest in the MDC Collateral (including rights of set-off, to initiate or participate in proceedings under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or the COMPANIES CREDITORS ARRANGEMENT ACT (Canada), foreclosure, sale, power of sale, taking

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       of possession, appointing or making application to a court for an order appointing an agent or a receiver or receiver manager of some or all of the MDC Collateral or by any other means of enforcement thereof) unless prior to the taking of such steps, all obligations of the Borrower to each of The Bank of Nova Scotia and RoyNat Capital Inc. have been satisfied in full, as acknowledged in writing by each of them, or unless the Lenders have commenced proceedings to enforce the Lenders' Security or have accelerated repayment of the Lenders' Obligations and the Standstill Period (as defined in the priorities agreement dated the date hereof among the Lenders and the Borrower) shall have expired, in which case MDC shall be entitled to join in any such proceeding. Notwithstanding anything to the contrary herein, neither MDC nor any person on its behalf shall deliver any enforcement notice or make any demand under, accelerate, sue in respect of, or realize, exercise or enforce any right, entitlement, power or remedy under or in respect of or otherwise take any action with respect to the MDC Cash Sweep unless and until either (a) all outstanding obligations and liabilities of the Borrower to The Bank of Nova Scotia and RoyNat Capital Inc. have been paid in full and all agreements or obligations on the part of The Bank of Nova Scotia and RoyNat Capital Inc. to make further financial accommodation available to the Borrower shall have been terminated or (b) a standstill period of thirty (30) days from the date of a notice provided by MDC to The Bank of Nova Scotia and RoyNat Capital Inc. that there is a default in payment of the MDC Cash Sweep and MDC intends to exercise its rights in relation thereto has expired.

6. Upon repayment in full of the indebtedness of the Borrower to each of The Bank of Nova Scotia and RoyNat Capital Inc., as evidenced by an acknowledgement in writing of payment in full by the Lenders, this postponement and subordination by MDC shall be null and void and of no further effect.

7. The Lenders, and either of them, may grant time, renewals, extensions, amendments, modifications and releases to, and otherwise deal with, the Borrower and others, as the Lenders may see fit, without notice to MDC and without prejudice to or in any way limiting or affecting the obligations of MDC hereunder.

8. MDC represents that the Note is not a negotiable instrument and that in the event that it should be treated or construed as such, it shall be forthwith delivered to The Bank of Nova Scotia for the Lenders to be held pursuant to the terms hereof.

9.     MDC agrees that neither The Bank of Nova Scotia nor RoyNat Capital
       Inc. shall incur any responsibility to MDC or to the Borrower for any loss whatsoever which they or either of them may suffer arising out of or in any way connected with the Note or this Agreement (including without limiting the generality of the foregoing, loss resulting from the incidence of prescription).

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10.    This Agreement shall extend to and be binding upon MDC and its successors and assigns and shall enure to the benefit of the Lenders and their successors and assigns.

       IN WITNESS WHEREOF MDC has executed this Agreement.

       DATED as of the 14th day of December, 2001.

                                                  MDC CORPORATION INC.

                                                  Per:
                                                  Name:
                                                  Title: